UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
July 12, 2019
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01 Per Share)	RCII	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 12, 2019, Braveheart Acquisition, LLC, a Delaware limited liability company (“Purchaser”) and wholly-owned subsidiary of Rent-A-Center, Inc. (the “Company”), C/C Financial Corp., a Delaware corporation d/b/a Merchants Preferred (“MP”), MPLPS II Holdings, LLC, a Delaware limited liability company (“Holdings”), MPLPS II, LLC, a Delaware limited liability company (“MPLPS”), MP Lease-Purchase Services, Inc., a Delaware corporation (“LPS”) (MP, Holdings, MPLPS and LPS referred to as the “Sellers”), Synterra Capital Management LLC and, for the limited purposes of issuing the Equity Interest (as defined below), the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Purchaser will acquire substantially all of the assets and assume certain liabilities of MP upon the terms and subject to the conditions of the Asset Purchase Agreement. The consideration for the acquisition consists of $30 million in cash and shares of the Company’s common stock with a value equal to $15 million, but in no event fewer than 701,918 shares (the “Equity Interest”). The consideration is subject to certain closing and post-closing adjustments, an escrow of 37.5% percent of the Equity Interest to secure the Sellers’ obligations under the Asset Purchase Agreement for a specified period of time and the delivery by the Sellers to Purchaser of cash at closing of $2 million.
The Asset Purchase Agreement has been unanimously approved by the Company’s Board of Directors and is subject to customary closing conditions and termination provisions. The Company expects the acquisition to close in the third quarter of 2019.
The Asset Purchase Agreement contains customary representations, warranties and covenants which have been made only for the purposes of such agreement and solely for the benefit of the parties to the Asset Purchase Agreement. Accordingly, the Asset Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the acquisition, and not to provide investors with financial, business, or operational information, or to provide any other factual information regarding the parties, or any of their respective subsidiaries, affiliates or businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission. Moreover, the information concerning the subject matter of the representations, warranties and covenants contained in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 3.02     Unregistered Sale of Securities.
Pursuant to the Asset Purchase Agreement, the Company has agreed, subject to the terms and conditions of the Asset Purchase Agreement, to issue to the Sellers the Equity Interest as part of the consideration for the acquisition. The issuance of such shares is exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder because such issuance does not involve a public offering.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
A press release, dated July 15, 2019, announcing the entry into the Asset Purchase Agreement, is attached hereto as Exhibit 99.1.
An investor presentation, dated July 15, 2019, outlining the transaction is available on investor.rentacenter.com and is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed or furnished, as applicable, herewith:

Exhibit No.	Description
2.1*
Asset Purchase Agreement (the “Asset Purchase Agreement”), dated July 12, 2019, among Rent-A-Center, Inc., Braveheart Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, C/C Financial Corp., a Delaware corporation d/b/a Merchants Preferred , MPLPS II Holdings, LLC, a Delaware limited liability company, MPLPS II, LLC, a Delaware limited liability company, MP Lease-Purchase Services, Inc., a Delaware corporation, and Synterra Capital Management LLC

99.1	Press Release, dated July 15, 2019
99.2	Investor Presentation, dated July 15, 2019
* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: July 15, 2019	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Interim General Counsel and Secretary